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                                                                    EXHIBIT 4.40

                      PARTNERSHIP INTEREST PLEDGE AGREEMENT

      THIS PLEDGE AGREEMENT (this "PLEDGE AGREEMENT") dated as of November 25, 2003 made by TIDEL CASH SYSTEMS, INC., a Delaware corporation and TIDEL SERVICES, INC., a Delaware corporation (collectively, the "PLEDGORS"), in favor of LAURUS MASTER FUND, LTD. , a Cayman Islands Company ("LAURUS").

                              W I T N E S S E T H:

      WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of the date hereof (as amended, modified, extended, renewed or replaced from time to time, the "PURCHASE AGREEMENT") by and between Tidel Technologies, Inc. ("COMPANY") and Laurus, Company agreed to sell and Laurus agreed to purchase the Purchaser Notes (as defined in the Purchase Agreement) and Company agreed to issue to Laurus the Warrants (as defined in the Purchase Agreement) (the Purchase Agreement, the Purchaser Notes, the Warrant together with any and documents, instruments and agreements executed in connection therewith, collectively, the "PURCHASE DOCUMENTS").

      WHEREAS, Pledgors have executed and delivered to Laurus a Guaranty dated as of the date hereof (as amended, modified and supplemented from time to time, the "GUARANTY") pursuant to which Pledgors jointly and severally guaranteed to Laurus the payment and performance of all of the obligations and indebtedness of Company under the Purchase Documents.

      WHEREAS, it is a condition precedent to the effectiveness of the Purchase Agreement and the obligations of Laurus thereunder that the Pledgors shall have executed and delivered this Pledge Agreement to Laurus;

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Pledgors hereby agree with Laurus as follows:

      1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Purchase Agreement and used herein are so used as so defined.

            (a) The following terms defined in Article 9 of the Uniform Commercial Code as from time to time in effect in the State of New York are used herein as so defined: Accounts, Proceeds, Instrument, and Chattel Paper; and the following terms have the following meanings:

            "AGREEMENT": this Pledge Agreement, as amended, supplemented or otherwise modified from time to time.

            "CODE": the Uniform Commercial Code as from time to time in effect in the State of New York.

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            "COLLATERAL": as defined in Section 2 of this Agreement.

            "GENERAL INTANGIBLES": as defined in Section 9-106 of the Code and shall include, without limitation, the partnership interests listed on
      Schedule 1 to this Agreement and all rights of the Pledgors to receive, directly or indirectly, moneys or any other rights or benefits therefrom.

            "PARTNERSHIP": Tidel Engineering, L.P., a Delaware limited partnership.

            "PARTNERSHIP AGREEMENT": Agreement of Limited Partnership of Tidel Engineering, L.P. made and entered into as of March 24, 1999 by and between Tidel Cash Systems, Inc. and Tidel Services, Inc.

            "PARTNERSHIP INTEREST(S)": as defined in Section 2 of this Agreement.

            "SECURED OBLIGATIONS": the collective reference to all obligations owing by Company to Laurus (including, without limitation, interest accruing at the Contract Rate (as defined in the Purchaser Notes) after the occurrence of an Event of Default and interest accruing at the Contract Rate after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Pledgor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) pursuant to the Purchaser Notes, all obligations and liabilities of Pledgors under the Guaranty and all other obligations and liabilities of the Pledgors and the Company to Laurus, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Purchase Agreement, the Purchaser Notes, this Agreement, the other Purchase Documents or any other document made, delivered or given in connection therewith, or otherwise, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to Laurus or to Laurus that are required to be paid by the Pledgors or Company pursuant to the terms of the Purchase Agreement, this Agreement, or any other Purchase Document).

      2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations, now existing or hereafter arising, each of the Pledgors hereby pledges, assigns and transfers to Laurus, and grants to Laurus, a continuing first priority security interest in any and all of the following property now owned or at any time hereafter acquired by the Pledgors, or in which the Pledgors may acquire any right, title or interest (collectively, the "COLLATERAL"):

            (a) any and all of its partnership interests in the Partnership as set forth in Schedule 1 attached hereto, including, without limitation, all its rights, title and interest to participate in the operation or management of the Partnership and all its rights to properties, assets, partnership interests and distributions under the Partnership Agreement in respect of such partnership interest (collectively, the "PARTNERSHIP INTEREST(S)");

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            (b) all Accounts arising out of any Partnership Agreement in respect of any Pledgor's Partnership Interest(s);

            (c) all General Intangibles arising out of or constituted by the Partnership Agreement in respect of any Pledgor's Partnership Interest(s); and

            (d) to the extent not otherwise included, all Proceeds of any and all of the foregoing.

      This Agreement shall create a continuing security interest in the Collateral which shall remain in effect until all the Secured Obligations, now existing or hereafter arising, shall have been paid in full and the Purchase Documents shall no longer be in effect.

      3. Delivery to Laurus.

            (a) Each Pledgor shall deliver to Laurus (i) simultaneously with or prior to the execution and delivery of this Pledge Agreement, all certificates, if any, representing the Collateral and (ii) promptly upon the receipt thereof by or on behalf of such Pledgor, all other certificates and instruments constituting Collateral of such Pledgor. Prior to delivery to Laurus, all such certificates and instruments constituting Collateral of a Pledgor shall be held in trust by such Pledgor for the benefit of Laurus pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Schedule 2 attached hereto.

            (b) If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other Instrument or Chattel Paper, such note, Instrument or Chattel Paper shall be immediately delivered to Laurus, duly endorsed in a manner satisfactory to Laurus, to be held as Collateral pursuant to this Pledge Agreement.

            (c) Each Pledgor authorizes Laurus to file such UCC or other applicable financing statements as may be reasonably requested by Laurus in order to perfect and protect the security interest created hereby in the Collateral.

            (d) Each Pledgor agrees to execute and to cause the other partners of the Partnership to execute and deliver to Laurus such other consents, acknowledgments, agreements, instruments and documentation as Laurus may reasonably request from time to time to effectuate the conveyance, transfer, assignment and grant to Laurus of all of such Pledgor's right, title and interest in and to the Collateral and to evidence the substitution of Laurus in place of the such Pledgor as a partner in the Partnership.

      4. Transfer Powers. If at any time any equity interest in the Partnership is evidenced by a certificate or other written instrument or document (a "CERTIFICATE"), the Pledgor thereof shall, immediately deliver such certificate to Laurus and, concurrently with the delivery to Laurus of each certificate by the respective Pledgor, such Pledgor shall deliver an undated

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transfer power covering such certificate, duly executed in blank with, if Laurus so requests, signature guaranteed, in the form attached hereto in Schedule 2 or such other form as reasonably acceptable to Laurus to be held as part of the Collateral pursuant hereto.

      5. Rights of Collateral Agent; Limitations on Laurus' Obligations.

            (a) Pledgor Remains Liable. Anything herein to the contrary notwithstanding, the Pledgors shall remain liable under the Partnership Agreement to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof. Laurus shall not have any obligation or liability by reason of or arising out of this Agreement or the receipt by Laurus of any payment relating to any Collateral pursuant hereto, nor shall Laurus be obligated in any manner to perform any of the obligations of the Pledgors under or pursuant to the Partnership Agreement or any Account or General Intangible related thereto, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under the Partnership Agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

            (b) Proceeds. Laurus hereby authorizes the Pledgors to collect the Accounts in respect of the Pledgors' respective Partnership Interest(s). If required by Laurus at any time after the occurrence and during the continuance of an Event of Default, the Accounts in respect of the Pledgors' Partnership Interest(s) and any Proceeds of such Accounts, when and if collected by the Pledgors, shall be forthwith deposited by the Pledgors in the exact form received, duly endorsed by such Pledgor and Laurus if required, in a special bank account maintained by Laurus, subject to withdrawal by Laurus only, as hereinafter provided, and, until so turned over, shall be held by the Pledgors in trust for Laurus, segregated from other funds of the Pledgors.

      6. Representations and Warranties. Upon and after the closing of the transactions contemplated by the Purchase Agreement (and after giving full effect thereto), each of the Pledgors hereby represents and warrants that:

            (a) Title; No Other Liens. Except for the lien granted to Laurus pursuant to this Agreement and other than as may be permitted pursuant to any Purchase Document, such Pledgor owns each item of the Collateral free and clear of any and all liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office except such as may have been filed in favor of Laurus pursuant to this Agreement or the other Purchase Documents.

            (b) Perfected First Priority Liens. Upon the filing of any necessary and appropriate financing statements, the Liens granted pursuant to this Agreement shall constitute perfected first priority Liens on the Collateral in favor of Laurus and shall be enforceable as such against all creditors of and purchasers from the Pledgors.

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            (c) Accounts. The Pledgors' respective chief executive offices and principal places of business, and the place where the Pledgors keep their records concerning the Accounts, is located at:

      Tidel Services, Inc.                          Tidel Cash Systems, Inc.
      2900 Wilcrest, Suite 205                      2900 Wilcrest, Suite 205
      Houston, Texas 77042                          Houston, Texas 77042

      7. Covenants. Each of the Pledgors covenants and agrees with Laurus that until the Secured Obligations are paid in full and the security interest granted pursuant to this Agreement is released:

            (a) Books and Records. Such Pledgor shall mark its books and records (and shall cause the Partnership to mark its books and records) to reflect the security interest granted to Laurus for the benefit of Laurus pursuant to this Pledge Agreement.

            (b) If such Pledgor shall, as a result of its ownership of the Partnership Interest of such Pledgor, become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Partnership Interest of such Pledgor, or otherwise in respect thereof, such Pledgor shall accept the same as the agent for Laurus, hold the same in trust for Laurus and deliver the same forthwith to Laurus in the exact form received, duly endorsed by such Pledgor to Laurus, if required, together with an undated transfer power covering such certificate duly executed in blank by such Pledgor and with, if Laurus so requests, signature guaranteed, to be held by Laurus, subject to the terms hereof, as additional collateral security for the Secured Obligations. Except in connection with any distributions that are not otherwise prohibited hereunder and except as expressly permitted by any Purchase Document any sums paid upon or in respect of the Partnership Interest of such Pledgor as a dividend or other distribution or upon the liquidation or dissolution of the Partnership shall be paid over to Laurus to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Partnership Interest of such Pledgor or any property shall be distributed upon or with respect to the Partnership Interest of such Pledgor pursuant to any recapitalization, reclassification or reorganization of the Partnership, the property so distributed shall be delivered to Laurus to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Partnership Interest of such Pledgor shall be received by any Pledgor, such Pledgor shall, until such money or property is paid or delivered to Laurus, hold such money or property in trust for Laurus, segregated from other funds of such Pledgor, as additional collateral security for the Secured Obligations.

            (c) Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of Laurus, and at the sole expense of the Pledgors,

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      the Pledgors will promptly and duly execute and deliver such further instruments and documents and take such further action as Laurus may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens created hereby. The Pledgors also hereby authorizes Laurus to file any such financing or continuation statement without the signature of the Pledgor to the extent permitted by applicable law. The Pledgor and Laurus agree that a carbon, photographic or other reproduction of this Agreement or a financing statement is sufficient as a financing statement. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other Instrument or Chattel Paper, such note, Instrument or Chattel Paper shall be immediately delivered to Laurus, duly endorsed in a manner satisfactory to Laurus, to be held as Collateral pursuant to this Agreement.

            (d) Indemnification. The Pledgors will pay, and save Laurus harmless from, any and all liabilities, reasonable costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any law, treaty rule or regulation applicable to any of the Collateral or (iii) in connection with the grant, perfection and enforcement of the first priority security interest contemplated by this Agreement, except for any such liabilities which result from the gross negligence or wilful misconduct of Laurus.

            (e) Maintenance of Records. Each Pledgor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted.

            (f) Limitation on Liens on Collateral. No Pledgor will create, incur or permit to exist any liens on the Collateral and each Pledgor will defend the Collateral against, and will take such other action as is necessary to remove, any lien or claim on or to the Collateral, other than the liens created hereby, and other than as may be permitted pursuant to the Purchase Documents, and will defend the right, title and interest of Laurus in and to any of the Collateral against the claims and demands of all persons and entities.

            (g) Further Identification of Collateral. Each Pledgor will furnish to Laurus from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Laurus may reasonably request, all in reasonable detail.

            (h) Changes in Locations, Name, etc. No Pledgor will, unless it shall give 30 days' written notice to such effect to Laurus and any filings required under the Uniform Commercial Code in effect in any affected jurisdictions to maintain the perfected security interest granted pursuant to this Agreement shall have been made, (i) change the location of its chief executive office or principal place of business from that specified in Section

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      6(c) or remove its books and records from such location or (ii) change its name, identity or structure to such an extent that any financing statement filed by Laurus in connection with this Agreement would become seriously misleading.

      8. Laurus' Appointment as Attorney-in-Fact. (a) Powers. Each of the Pledgors hereby irrevocably constitutes and appoints Laurus and any officer or agent thereof, to the extent permitted by the terms of the Intercreditor Agreement and to the extent permitted under applicable law, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, from time to time in Laurus' discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Pledgor hereby gives Laurus, the power and right, on behalf of such Pledgor, without notice to or assent by such Pledgor, to do the following:

            (i) upon the occurrence and during the continuance of any Event of Default, to exercise all partnership rights, powers and privileges with respect to the Partnership Interest(s) to the same extent as a partner under the Partnership Agreements;

            (ii) upon the occurrence and during the continuance of any Event of Default, in the name of such Pledgor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under (i) any Account, Instrument or General Intangible owing to such Pledgor as a general partner under the Partnership Agreement or (ii) for the payment of any other moneys due to such Pledgor as a partner under any Partnership Agreement and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Laurus for the purpose of collecting any and all such moneys due under any Account, Instrument, General Intangible or the Partnership Agreement whenever payable;

            (iii) to pay or discharge taxes and liens levied or placed on the Collateral; and

            (iv) upon the occurrence and during the continuance of any Event of Default, (a) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Laurus or as Laurus shall direct; (b) to ask for or demand, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of the Collateral; (c) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (d) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of the Collateral; (e) to defend any suit, action or proceeding brought against the Pledgor with respect to the Collateral; (f) to settle,

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      compromise or adjust any suit, action or proceeding described in clause
      (e) above and, in connection therewith, to give such discharges or releases as Laurus may deem appropriate; and (g) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Laurus were the absolute owner thereof for all purposes, and to do, at Laurus's option and such Pledgor's expense, at any time, or from time to time, all reasonable acts and things which Laurus deems necessary to protect, preserve or realize upon the Collateral and Laurus's liens thereon and to effect the intent of this Agreement, all as fully and effectively as the Pledgor might do.

      Each Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

            (b) Other Powers. Each Pledgor also authorizes Laurus, at any time and from time to time, to execute, in connection with the sale provided for in Section 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

            (c) No Duty on Laurus' Part. The powers conferred on Laurus hereunder are solely to protect Laurus's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Laurus shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Pledgors for any act or failure to act hereunder, except for its or their gross negligence or willful misconduct.

      9. Performance by Laurus of Pledgors' Obligations; Rights of Pledgors Prior to Event of Default.

            (a) If either Pledgor fails to perform or comply with any of its agreements contained herein and Laurus, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of Laurus incurred in connection with such performance or compliance, together with interest thereon accruing at the Contract Rate shall be payable by such Pledgor to Laurus on demand and shall constitute Secured Obligations secured hereby.

            (b) Unless an Event of Default shall have occurred and be continuing, the Pledgors shall be entitled to receive all distributions made pursuant to the Partnership Agreements and exercise all voting rights and take all action it is authorized to take thereunder, provided that no distribution shall be made which is prohibited by any Purchase Document, the relevant Partnership Agreement or any of the other documents executed in connection with the transactions contemplated hereby; and, provided further, that no vote or other action taken shall impair any of the Collateral provided to Laurus pursuant to this Agreement.

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      10. Remedies; Rights Upon Default.

            (a) If an Event of Default shall occur and be continuing, Laurus may exercise in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, Laurus, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgors or any other person or entity (all and each of which demands, presentment, protest, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver said Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of Laurus or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Laurus shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in the Pledgors, which right or equity of redemption is hereby waived or released. The Pledgors further agree, at Laurus's request, to assemble the Collateral and make it available to Laurus at places which Laurus shall reasonably select, whether at the Pledgor's premises or elsewhere. Laurus shall apply the proceeds of any such collection, recovery, receipt, appropriation, realization or sale as follows: first, to all reasonable costs and expenses of Laurus (including without limitation reasonable attorneys' fees and expenses) incurred in connection with the implementation and/or enforcement of this Pledge Agreement and/or any of the other Purchase Documents; second, to the principal amount of the Secured Obligations; third, to such of the Secured Obligations consisting of accrued but unpaid interest and fees; fourth, to all other amounts payable with respect to the Secured Obligations; and fifth, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus. Pledgor shall remain liable to Laurus for any deficiency. To the extent permitted by applicable law, the Pledgors waive all claims, damages, and demands against Laurus arising out of the repossession, retention or sale of the Collateral. Each Pledgor further waives any and all rights under the Partnership Agreement which, whether exercised by such Pledgor or not, would prevent, inhibit or interfere with the granting of a security interest in the Collateral to Laurus, the foreclosure of such security interest in the Collateral by Laurus or the full realization by Laurus of any of its other rights under this Pledge Agreement or the other Purchase Documents. If any notice of a proposed sale or disposition of Collateral shall be required by law, such notice shall be deemed reasonably and properly given if given (effective upon dispatch) in any manner provided in the Purchase Agreement at least 10 days before such sale or disposition.

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            (b) If an Event of Default shall occur and be continuing, Laurus may
         (but need not), upon notice to the Pledgors, exercise all voting and other rights of the Pledgors as a general, as the case may be, partner of the Partnership and exercise all other rights as a general partner provided under the Partnership Agreements in respect of the Partnership Interest(s) and Laurus shall receive all permitted distributions, if any, made for the account of the Pledgors as a general partner under the Partnership Agreement.

            11. Limitation on Laurus' Duties in Respect of Collateral. Laurus' sole duty, with respect to the custody, safekeeping and physical preservation of any Collateral in its possession, under the Code or otherwise, shall be to deal with it in the same manner as Laurus deals with similar property for its own account. Neither Laurus nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgors or otherwise.

            12. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

            13. Notices. Notices hereunder shall be given in accordance with subsection 12.7 of the Purchase Agreement.

            14. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or enforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            15. Section Headings. The paragraph headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

            16. No Waiver; Cumulative Remedies. Laurus shall not by any act (except pursuant to the execution of a written instrument pursuant to Section 17 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Laurus, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Laurus of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Laurus would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

            17. Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgors and Laurus; provided that any provision of this Agreement may be waived by Laurus in a letter or agreement executed by Laurus or by facsimile transmission from Laurus. This Agreement shall be binding upon the successors and assigns of the Pledgors and shall inure to the benefit of Laurus, and the successors and assigns of Laurus.

            18. Governing Law; Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THE PROVISIONS OF THE PURCHASE AGREEMENT RELATING TO CONSENT TO JURISDICTION AND WAIVER OF JURY TRIAL ARE HEREBY INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.

                    [Remainder of page intentionally blank.]

      IN WITNESS WHEREOF, the Pledgors have caused this Partnership Interest Pledge Agreement to be duly executed and delivered as of the date first above written.

                                            TIDEL CASH SYSTEMS, INC.

                                            By: /s/ James T. Rash
                                                --------------------------------
                                            Name: James T. Rash
                                            Title: CEO

                                            TIDEL SERVICES, INC.

                                            By: /s/ James T. Rash
                                                --------------------------------
                                            Name: James T. Rash
                                            Title: CEO

                                            LAURUS MASTER FUND, LTD.

                                            By: /s/ Eugene Grin
                                                --------------------------------
                                            Name: Eugene Grin
                                            Title: Director

Schedules

Schedule 1 - Description of Partnership Interests
Schedule 2 - Form of Transfer Power

                                   SCHEDULE 1

                      DESCRIPTION OF PARTNERSHIP INTERESTS

1) All limited and general partnership interests in the Partnerships held by the Pledgors from time to time.

                                                                       Type of
          Partnership                                                 Partnership       Percent
             Issuer                          Owner                     Interest        Ownership
-----------------------------------  ---------------------------  -------------------  ---------
Tidel Engineering, L.P., a Delaware  Tidel Cash Systems, Inc., a  General Partnership      1%
corporation                          Delaware corporation

Tidel Engineering, L.P., a Delaware  Tidel Services, Inc., a      Limited Partnership     99%
limited partnership                  Delaware corporation

                                   SCHEDULE 2

                           IRREVOCABLE TRANSFER POWER

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to ________________ ____________ the following equity interest in __________
     , a ______________.

            Certificate No.                    No. of Interests

and irrevocably appoints

its agent and attorney-in-fact to transfer all or any part of such equity interest and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him. The effectiveness of a transfer pursuant to this transfer power shall be subject to any and all transfer restrictions referenced on the face of the certificates evidencing such interest or in the certificate of incorporation or bylaws of the subject corporation, to the extent they may from time to time exist.

Date:______________                                   PLEDGOR:

                                                      By: ______________________
                                                      Name:

Witness by:

___________________                                   Signature Guaranteed

___________________